Exhibit 5.1

womblebonddickinson.com

February 11, 2025 Insteel Industries, Inc. 1373 Boggs Drive Mount Airy, North Carolina 27030

Re:	Registration Statement on Form S-8 Relating to the Insteel Industries, Inc. 2025 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Insteel Industries, Inc., a North Carolina corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 11, 2025. The Registration Statement relates to the offer by the Company of an aggregate of 1,669,949 shares (the “Shares”) of its common stock, no par value (the “Common Stock”), issuable under the Insteel Industries, Inc. 2025 Equity Incentive Plan (the “2025 Plan”), consisting of (i) 800,000 shares of Common Stock issuable under the 2025 Plan; (ii) 284,736 shares of Common Stock, representing any shares remaining available for the grant of awards as of February 11, 2025, the effective date of the 2025 Plan (the “Effective Date”), under the 2015 Equity Incentive Plan of Insteel Industries, Inc. (as amended, the”2015 Plan”); and (iii) 585,213 shares of Common Stock, representing shares subject to an award granted under the 2015 Plan that were or may become forfeited, cash-settled, cancelled, terminated, expired or lapsed for any reason after the Effective Date without the issuance of shares or pursuant to which such shares are forfeited. This opinion is delivered to you pursuant to Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K of the Commission. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issuance of the Shares.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that upon issuance, delivery and payment therefor in the manner contemplated by the 2025 Plan or the 2015 Plan, as applicable, and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Womble Bond Dickinson (US) LLP is a member of Womble Bond Dickinson (International) Limited, which consists of independent and autonomous law firms providing services in the US, the UK, and elsewhere around the world. Each Womble Bond Dickinson entity is a separate legal entity and is not responsible for the acts or omissions of, nor can bind or obligate, another Womble Bond Dickinson entity. Womble Bond Dickinson (International) Limited does not practice law. Please see www.womblebonddickinson.com/us/legal-notice for further details.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP